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                                  EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Knoll, Inc. of our report dated January 15, 1996 appearing on page F-3 of the Company's Form 10-K for the year ended December 31, 1996.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Pittsburgh, Pennsylvania
June 26, 1997